                                                                    EXHIBIT 99.2


                            Tyco International Ltd.

                         Quarterly Financial Statements

                               December 31, 1997

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

-----------------------------------------------------------------------------------------------------
                                                                  (UNAUDITED)
(IN MILLIONS)                                                  DECEMBER 31, 1997   SEPTEMBER 30, 1997
-----------------------------------------------------------------------------------------------------
CURRENT ASSETS:
Cash and cash equivalents....................................      $   364.8            $   369.8
Receivables, less allowance for doubtful accounts of $111.1
  in fiscal 1998 and $107.7 in fiscal 1997...................        1,983.8              1,912.3
Contracts in process.........................................          141.8                138.3
Inventories..................................................        1,121.4              1,124.8
Deferred income taxes........................................          368.0                389.4
Prepaid expenses and other current assets....................          201.6                174.2
                                                                   ---------            ---------
                                                                     4,181.4              4,108.8
                                                                   ---------            ---------
PROPERTY, PLANT AND EQUIPMENT:
Land.........................................................          155.9                160.3
Buildings....................................................          681.0                679.7
Subscriber systems...........................................        1,801.0              1,737.6
Machinery and equipment......................................        1,828.3              1,860.3
Leasehold improvements.......................................           74.3                 74.8
Construction in progress.....................................          238.8                211.6
Accumulated depreciation.....................................       (1,851.4)            (1,800.3)
                                                                   ---------            ---------
                                                                     2,927.9              2,924.0
                                                                   ---------            ---------
GOODWILL AND OTHER INTANGIBLE ASSETS.........................        2,952.3              2,933.2
DEFERRED INCOME TAXES........................................          119.3                144.0
OTHER ASSETS.................................................          333.1                337.0
                                                                   ---------            ---------
TOTAL ASSETS.................................................      $10,514.0            $10,447.0
                                                                   =========            =========

                See notes to consolidated financial statements.

                      LIABILITIES AND SHAREHOLDERS' EQUITY

--------------------------------------------------------------------------------

                                                                  (UNAUDITED)
(IN MILLIONS, EXCEPT SHARE DATA)                               DECEMBER 31, 1997   SEPTEMBER 30, 1997
-----------------------------------------------------------------------------------------------------
CURRENT LIABILITIES:
Loans payable and current maturities of long-term debt.......      $   259.0           $    250.0
Accounts payable.............................................          876.2              1,012.0
Accrued expenses and other current liabilities...............        1,691.3              1,853.4
Contracts in process - billings in excess of costs...........          372.6                293.7
Deferred revenue.............................................          145.8                152.3
Income taxes.................................................          397.6                403.5
Deferred income taxes........................................           26.9                 26.9
                                                                   ---------            ---------
                                                                     3,769.4              3,991.8
                                                                   ---------            ---------
LONG-TERM DEBT...............................................        2,382.2              2,480.6
OTHER LONG-TERM LIABILITIES..................................          460.8                497.5
DEFERRED INCOME TAXES........................................           58.8                 47.7
COMMITMENTS AND CONTINGENCIES................................
CONVERTIBLE REDEEMABLE PREFERENCE SHARES.....................             --                   --
SHAREHOLDERS' EQUITY:
Common shares, $.20 par value, 750,000,000 shares authorized;
  issued 549,940,006 shares in fiscal 1998 and 536,357,498
  shares
  in fiscal 1997, net of 100,000 shares owned by a subsidiary in
  fiscal 1998 (at cost)......................................          110.0                107.3
Capital in excess:
  Share premium..............................................        2,188.8              2,041.3
  Contributed surplus, net of deferred compensation of $2.1
     in fiscal 1998 and $2.2 in fiscal 1997..................        2,392.5              2,305.7
Currency translation adjustment..............................         (211.4)              (161.6)
Accumulated deficit..........................................         (637.1)              (863.3)
                                                                   ---------            ---------
                                                                     3,842.8              3,429.4
                                                                   ---------            ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY...................      $10,514.0           $ 10,447.0
                                                                   =========            =========

                See notes to consolidated financial statements.

               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

-----------------------------------------------------------------------------------------------
FOR THE QUARTER ENDED DECEMBER 31,
(IN MILLIONS EXCEPT PER SHARE DATA)                                           1997       1996
-----------------------------------------------------------------------------------------------
NET SALES.................................................................  $2,687.5   $2,232.1
Cost of sales.............................................................   1,791.7    1,528.8
Selling, general and administrative expenses..............................     500.9      444.8
Restructuring and other non-recurring charges.............................        --      237.3
                                                                            --------   --------
OPERATING INCOME..........................................................     394.9       21.2
Interest income...........................................................       6.8       10.3
Interest expense..........................................................     (49.8)     (51.3)
Other income less expenses................................................       7.5      118.4
                                                                            --------   --------
Income before income taxes and extraordinary items........................     359.4       98.6
Income taxes..............................................................    (118.6)     (30.5)
                                                                            --------   --------
Income before extraordinary items.........................................     240.8       68.1
Extraordinary items, net of taxes.........................................      (0.9)      (2.6)
                                                                            --------   --------
NET INCOME................................................................     239.9       65.5
Dividends on preference shares............................................        --       (0.1)
                                                                            --------   --------
Net income available to common shareholders...............................  $  239.9   $   65.4
                                                                            ========   ========
BASIC EARNINGS PER SHARE:
Income before extraordinary items.........................................  $    .44   $    .14
Extraordinary items, net of taxes.........................................        --         --
                                                                            --------   --------
Net Income................................................................  $    .44   $    .14
                                                                            ========   ========
DILUTED EARNINGS PER SHARE:
Income before extraordinary items.........................................  $    .43   $    .14
Extraordinary items, net of taxes.........................................        --       (.01)
                                                                            --------   --------
Net Income................................................................  $    .43   $    .13
                                                                            ========   ========
CASH DIVIDENDS PER COMMON SHARE (SEE NOTE 5)..............................  $ 0 .025
                                                                            ========
WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic.....................................................................     545.1      479.6
                                                                            ========   ========
Diluted...................................................................     568.3      487.1
                                                                            ========   ========

                See notes to consolidated financial statements.

               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

--------------------------------------------------------------------------------

                 FOR THE QUARTERS ENDED DECEMBER 31,
                            (IN MILLIONS)                               1997       1996
-----------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income...........................................................  $239.9      $ 65.5
Adjustments to reconcile net income to net cash provided by
  operating activities:
     Restructuring and other non-recurring charges...................      --       217.4
     Depreciation....................................................   102.6        91.6
     Goodwill and other intangible amortization......................    26.9        23.5
     Deferred income taxes...........................................    54.1       (39.7)
     Gain arising from the ownership of investments..................      --       (53.2)
     Settlement gain.................................................      --       (69.7)
     Other non-cash items............................................     2.1        (0.6)
     Changes in assets and liabilities net of the effects of
      acquisitions:
          Accounts receivable and contracts in process...............    10.1        42.4
          Inventory..................................................     4.9       (22.5)
          Accounts payable and accrued expenses......................  (237.1)      (65.3)
          Income taxes payable.......................................    (7.7)       (6.7)
          Deferred revenue...........................................    (6.5)       (8.8)
          Other......................................................   (46.7)       15.3
                                                                       ------      ------
     Net cash provided by operating activities.......................   142.6       189.2
                                                                       ------      ------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment............................  (148.5)     (164.4)
Acquisition of businesses, net of cash acquired......................   (93.1)      (96.2)
Disposal of other investments, net...................................      --        63.5
                                                                       ------      ------
     Net cash used in investing activities...........................  (241.6)     (197.1)
                                                                       ------      ------
CASH FLOWS FROM FINANCING ACTIVITIES:
(Repayments) proceeds from long-term debt and lines of credit........   (37.8)      108.2
Dividends paid.......................................................   (13.2)      (14.1)
Exercise of options..................................................   149.5          --
Other................................................................    (4.5)        1.0
                                                                       ------      ------
     Net cash provided by financing activities.......................    94.0        95.1
                                                                       ------      ------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS.................    (5.0)       87.2
CASH AND CASH EQUIVALENTS AT BEGINNING OF QUARTER....................   369.8       237.0
                                                                       ------      ------
CASH AND CASH EQUIVALENTS AT END OF QUARTER..........................  $364.8      $324.2
                                                                       ======      ======

                See notes to consolidated financial statements.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.  BASIS OF PRESENTATION

     The unaudited financial statements presented herein have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles. These statements should be read in conjunction with the financial statements and notes thereto included in the Company's Transition Report on Form 10-K for the nine months ended September 30, 1997. The accompanying financial statements have not been examined by independent accountants in accordance with generally accepted auditing standards, but in the opinion of management such financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to summarize fairly the Company's financial position and results of operations. Certain prior year amounts have been reclassified to conform with current year presentation.

     On July 2, 1997 a wholly-owned subsidiary of what was formerly called ADT Limited ("ADT") merged with Tyco International Ltd. ("Former Tyco"). Upon consummation of the merger, ADT (the surviving corporation) changed its name to Tyco International Ltd. (the "Company" or "Tyco"). Former Tyco became a wholly-owned subsidiary of the Company and changed its name to Tyco International (US) Inc. ("Tyco US"). In addition, subsidiaries of Tyco merged with INBRAND Corporation ("INBRAND") and Keystone International, Inc. ("Keystone") on August 27, 1997 and August 29, 1997, respectively. These consolidated financial statements include the consolidated accounts of Tyco, a company incorporated in Bermuda, and its subsidiaries. They have been prepared using the pooling of interests method of accounting for the mergers and therefore reflect the combined financial position, operating results and cash flows of ADT, Former Tyco and Keystone as if they had been combined for all periods presented. The restated combined financial statements do not include the financial position, operating results and cash flows of INBRAND prior to January 1, 1997, due to immateriality.

2.  ACQUISITIONS AND DIVESTITURES

     During the first quarter of fiscal 1998, the Company purchased businesses with cash payments of $93.1 million. The cash portion of the acquisitions were made utilizing cash on hand. Each of these acquisitions was accounted for as a purchase and, as a result of the acquisitions, approximately $30.7 million in goodwill was recorded by the Company. Additional purchase liabilities were recorded totaling $3.0 million for severance, relocation, facilities related and direct transaction costs.

     In addition, during the first quarter, the Company entered into an agreement to purchase the Sherwood-Davis & Geck division ("Sherwood") of American Home Products Corporation ("AHP") for cash of $1.77 billion. Sherwood is a manufacturer of medical and surgical devices, such as catheters, needles and syringes, sutures, thermometers and other specialized disposable medical products with annual revenues of approximately $1.0 billion. The Sherwood acquisition is subject to approval of various regulatory agencies and certain other conditions. The transaction is expected to close in the second quarter of fiscal 1998. On February 3, 1998, the Company completed its acquisition of Holmes Protection Group, Inc. ("Holmes") for $104.0 million in cash. Holmes provides electronic security systems to commercial and residential customers throughout the United States and will be integrated with Tyco's Fire and Security Services Division. The Company intends to account for these acquisitions as purchases.

     In connection with purchase acquisitions consummated during and prior to the quarter ended December 31, 1997, liabilities for approximately $22.9 million for severance and related costs and $23.0 million for the shutdown and consolidation of acquired facilities remained on the balance sheet at December 31, 1997. The Company expects that the termination of employees and consolidation of facilities related to these acquisitions will be substantially complete by the end of fiscal 1998.

3.  LONG-TERM DEBT

     Long-term debt is as follows:

                                                            DECEMBER 31,     SEPTEMBER 30,
                          (IN MILLIONS)                         1997             1997
        --------------------------------------------------  ------------     -------------
        Bank and acceptance facilities....................    $   55.0          $   56.4
        Bank credit agreement.............................       900.0           1,400.0
        Private placement notes...........................       475.0                --
        Uncommitted lines of credit.......................       185.2              38.5
        Variable rate term loan due 1998..................          --              97.1
        8.125% public notes due 1999......................        10.5              10.5
        8.25% senior notes due 2000.......................         9.5               9.5
        6.34% senior notes due 2000 - Keystone............          --              45.0
        6.5% public note due 2001.........................       298.8             298.7
        Sterling denominated bank facility due 2002.......       140.3             137.5
        9.25% senior subordinated notes due 2003..........        14.1              14.1
        6.375% public notes due 2004......................       104.5             104.5
        Zero coupon Liquid Yield Option Notes due 2010....       208.0             259.6
        9.5% public debentures due 2022...................        49.0              49.0
        8.0% public debentures due 2023...................        50.0              50.0
        Other.............................................       141.3             160.2
                                                              --------          --------
        Total debt........................................     2,641.2           2,730.6
        Less current portion..............................       259.0             250.0
                                                              --------          --------
        Long-term debt....................................    $2,382.2          $2,480.6
                                                              ========          ========

     In December 1997, Tyco US terminated a $500 million portion of its existing credit agreement and thereafter had the right to borrow (a) up to $750 million until June 1998 and (b) up to $500 million until June 2002. Balances outstanding at the time of termination were repaid through the issuance of private placement notes, $225 million due in March 1998 and $250 million due in June 1998, all of which bear interest at LIBOR plus 0.25%. The $475 million of private placement notes and the $400 million drawn under the portion of the existing credit agreement due in June 1998 have been classified as long term liabilities, based on the Company's ability and intent to refinance these obligations on a long term basis.

     On February 13, 1998, Tyco US entered into a new $2.25 billion credit agreement with a group of commercial banks, giving it the right to borrow (a) up to $1.75 billion until February 12, 1999, with the ability to extend, at the option of Tyco US, to February 12, 2000, and (b) up to $0.5 billion until February 12, 2003, such term converting from a 364-day term to a five year term upon termination of the existing credit agreement. Interest payable on borrowings is variable based upon the borrower's option of selecting a Eurodollar rate plus margins ranging from 0.17% to 0.19%, a certificate of deposit rate plus margins ranging from 0.295% to 0.315%, or a base rate, as defined. If the outstanding principal amount of loans equals or exceeds one-third of the commitments, the Eurodollar and certificate of deposit margins are increased by 0.10%. Repayment of amounts outstanding under this agreement is guaranteed by the Company.

     Simultaneous with the closing of the new credit agreement, Tyco US reduced aggregate commitments available under its existing credit agreement to $950 million by reducing the $750 million portion to $450 million due in June 1998 and amended the terms and conditions, including interest rates, of the existing credit agreement to conform to the new credit agreement.

     Uncommitted lines of credit are borrowings by Tyco US from commercial banks on an "as offered" basis. Borrowings and repayments occur daily and contain no significant terms other than due dates and interest rates. The due dates generally range from overnight to 90 days and interest rates approximate those available under the Tyco US credit agreement.

     Under its various loan agreements, the Company is required to meet certain covenants, none of which is considered restrictive to the operations of the Company.

     During the quarters ended December 31, 1997 and 1996, respectively, 124,264 and 100 of the Liquid Yield Option Notes ("LYONs") with a carrying value of $55.1 and $0.3 million were exchanged for 3,376,990 and 2,717 common shares of the Company. Extraordinary items in the quarter ended December 31, 1997 include the write-off of net unamortized deferred refinance costs and other related fees of $0.9, which were recorded upon the early extinguishment of the related LYONs. The extraordinary items in 1996 includes $2.6 million for the write-off of deferred financing costs upon the early extinguishment of debt agreements by ADT.

4.  EARNINGS PER SHARE

     During the first quarter of fiscal 1998, the Company was required to adopt Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." SFAS No. 128 specifies the computation, presentation and disclosure requirements for earnings per share and is substantially similar to the standards recently issued by the International Accounting Standards Committee entitled "International Accounting Standards Earnings Per Share". Prior period earnings per share data has been restated in accordance with the provisions of this statement.

     The reconciliations between basic and diluted earnings per share are as follows:

                                                                 QUARTER ENDED DECEMBER 31, 1997
                                                                 -------------------------------
                                                                                       PER SHARE
                                                                 INCOME     SHARES       AMOUNT
                                                                 ------     ------     ---------
                                                                  (IN MILLIONS, EXCEPT PER SHARE
                                                                              DATA)
Basic Income Per Share --
Net income available to common shareholders..................    $239.9      545.1        $.44

Restricted stock, options and warrants.......................        --       10.1
Exchange of LYONs............................................       2.2       13.1
                                                                 ------      -----
Diluted Income Per Share --
Net income available to common shareholders plus assumed
  conversions................................................    $242.1      568.3        $.43
                                                                 ======      =====

                                                                 QUARTER ENDED DECEMBER 31, 1996
                                                                 -------------------------------
                                                                                       PER SHARE
                                                                 INCOME     SHARES       AMOUNT
                                                                 ------     ------     ---------
                                                                  (IN MILLIONS, EXCEPT PER SHARE
                                                                              DATA)
Basic Income Per Share --
Net income available to common shareholders..................    $ 65.4      479.6        $.14

Restricted stock, options and warrants.......................        --        7.5
                                                                 ------      -----
Diluted Income Per Share --
Net income available to common shareholders plus assumed
  conversions................................................    $ 65.4      487.1        $.13
                                                                 ======      =====

     The effects on diluted earnings per common share resulting from the assumed exchange of LYONs and from the assumed conversion of convertible redeemable preference shares, which were redeemed during fiscal 1997, are anti-dilutive in the quarter ended December 31, 1996. Income before extraordinary items in the quarter ended December 31, 1996 was adjusted for the dividends on preference shares in the calculation of earnings per share.

5.  CASH DIVIDENDS PER COMMON SHARE

     Tyco declared a dividend of $0.025 per share in the first quarter of fiscal 1998. Prior to the merger with Former Tyco, ADT had not declared any dividends on its common shares since 1991. Former Tyco and Keystone declared dividends of $0.025 and $0.19 per Former Tyco and Keystone common share, respectively, in the quarter ended December 31, 1996.

6.  MERGER RESTRUCTURING AND OTHER NON-RECURRING CHARGES

     During the quarter ended December 31, 1996, ADT recorded a charge of $237.3 million related to restructuring and other non-recurring charges in its electronic security services and corporate operations. During fiscal 1997 the Company also recorded merger, restructuring and other non-recurring charges related to the mergers between ADT, Former Tyco, Keystone and INBRAND.

     Approximately $329.7 million of accrued merger and restructuring costs remain in other current liabilities and $106.9 million in other non-current liabilities as of December 31, 1997. The Company currently anticipates that the restructurings will be substantially completed by September 30, 1998, except for certain long-term obligations.

7.  CONSOLIDATED SEGMENT DATA

     Selected information for the Company's four industry segments is as follows (in millions):

                                                                      QUARTER ENDED
                                                                       DECEMBER 31,
                                                                   --------------------
                                                                     1997        1996
                                                                   --------    --------
          SALES:
          Disposable and Specialty Products.....................   $  676.6    $  581.0
          Fire and Security Services............................    1,126.6     1,019.0
          Flow Control Products.................................      550.0       511.5
          Electrical and Electronic Components..................      334.3       120.6
                                                                   --------    --------
                                                                   $2,687.5    $2,232.1
                                                                   ========    ========
          INCOME BEFORE INCOME TAXES AND EXTRAORDINARY ITEMS:
          Disposable and Specialty Products.....................   $  123.6    $   96.4
          Fire and Security Services............................      146.4       (19.2)(1)
          Flow Control Products.................................       71.9        51.9
          Electrical and Electronic Components..................       71.6        22.5
                                                                   --------    --------
               Total operations.................................      413.5       151.6
          Interest expense, net.................................      (43.0)      (41.0)(2)
          Corporate and other amounts...........................      (11.1)      (12.0)
                                                                   --------    --------
                                                                   $  359.4    $   98.6
                                                                   ========    ========

(1) Includes net charges of $119.9 million for non-recurring items in ADT's electronic security services operations, principally comprised of a $237.3 million charge related to restructuring and other non-recurring items, a $65.0 million net gain on litigation settlement and a net gain of $53.4 million arising from the sale of ADT's investment in Limelight Group plc.

(2) Includes non-recurring interest income of $4.8 million associated with the non-recurring items for ADT.

8.  INVENTORIES

     Inventories are classified as follows (in millions):

                                                      DECEMBER 31, 1997    SEPTEMBER 30, 1997
                                                      -----------------    ------------------
          Purchased materials and manufactured
            parts..................................       $   298.4             $  262.7
          Work in process..........................           274.2                294.4
          Finished goods...........................           548.8                567.7
                                                           --------             --------
                                                          $ 1,121.4             $1,124.8
                                                           ========             ========

9.     COMMITMENTS AND CONTINGENCIES

     In the normal course of business, the Company is liable for contract completion and product performance. In addition, the Company is in receipt of notifications from various environmental agencies that conditions at a number of sites where hazardous wastes were disposed of by the Company and other persons may require cleanup and other possible remedial action. In the opinion of management, these obligations will not materially affect the Company's financial position or results of operations.


10.    SUBSEQUENT EVENT

     The Company anticipates filing a registration statement for debt securities through its wholly-owned subsidiary, Tyco International Group S.A. ("TIG"). Repayment of amounts outstanding under these debt securities will be fully and unconditionally guaranteed by Tyco, the parent company. TIG was incorporated as a Luxembourg holding company in March 1998. The following presents consolidated summary financial information for TIG and its subsidiaries, as if TIG and its current organizational structure was in place for all periods presented.

(IN MILLIONS)
                              DECEMBER 31,        SEPTEMBER 30,
                                 1997                1997
                              -----------         ------------

Total current assets           $4,261.5             $4,018.3
Total noncurrent assets         6,226.0              6,236.2
Total current liabilities       3,742.4              3,905.2
Total noncurrent liabilities    3,898.4              3,998.1

                                            THREE MONTHS ENDED
                                               DECEMBER 31,
                                        ---------------------------
                                           1997             1996
                                        ---------         ---------
Net Sales                               $2,687.5          $2,232.1
Gross profit                               895.8             703.3
Income (loss) before
 extraordinary items(1)                    226.5             (11.7)
Net income (loss)(2)                       225.6             (14.3)

---------------
(1) Loss before extraordinary items in the quarter ended December 31, 1996 includes non-recurring charges of $237.3 million related principally to the restructuring of ADT's electronic securities services business in the United States and United Kingdom.

(2) Extraordinary items were comprised principally of losses on repayment and the write off of net unamortized deferred refinancing costs relating to the early extinguishment of debt.